EXHIBIT 32

In connection with the Quarterly Report of CEL-SCI Corporation (the “Company”) on Form 10-Q/A for the period ending December 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), Geert Kersten, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

December 11, 2017	By:	/s/ Geert Kersten
Geert Kersten
Principal Executive and Principal Financial Officer